Exhibit 99:5 CAPITAL ONE FINANCIAL CORPORATION
Statements of Average Balances, Income and Expense, Yields and Rates
(dollars in thousands)(unaudited)

Managed (1)	Quarter Ended 6/30/01			Quarter Ended 3/31/01			Quarter Ended 6/30/00
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning assets:
Consumer loans	$33,439,690	1,307,819	15.64%	$30,505,450	1,235,002	16.19%	$20,915,125	$937,935	17.94%
Securities available for sale	2,344,047	33,942	5.79	1,913,357	28,234	5.90	1,519,369	22,845	6.01
Other	396,659	2,408	2.43	564,592	3,750	2.66	146,760	1,776	4.84
Total earning assets	$36,180,396	1,344,169	14.86%	$32,983,399	1,266,986	15.37%	$22,581,254	$962,556	17.05%

Interest-bearing liabilities:
Deposits	$9,685,882	155,479	6.42%	$8,996,414	146,961	6.53%	$4,495,242	$63,619	5.66%
Other borrowings	2,915,245	43,825	6.01	2,442,200	43,900	7.19	2,687,569	46,914	6.98
Senior notes	4,899,045	87,842	7.17	4,678,452	83,293	7.12	3,659,603	62,016	6.78
Securitization liability	16,741,276	233,322	5.57	14,948,262	233,524	6.25	10,870,733	175,655	6.46
Total interest-bearing liabilities	$34,241,448	520,468	6.08%	$31,065,328	507,678	6.54%	$21,713,147	$348,204	6.41%

Net interest spread			8.78%			8.83%			10.64%

Interest income to average earning assets			14.86%			15.37%			17.05%
Interest expense to average earning assets			5.75			6.16			6.17
Net interest margin			9.11%			9.21%			10.88%

(1) The information in this table reflects the adjustment to add back the effect of securitized loans.